Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
	845 TEXAS AVENUE, SUITE 2300	FIRM/AFFILIATE OFFICES
	HOUSTON, TEXAS 77002	-----------
	________	BOSTON
CHICAGO
	TEL: (713) 655-5100	LOS ANGELES
	FAX: (713) 655-5200	NEW YORK
	www.skadden.com	PALO ALTO
WASHINGTON, D.C.
	August 7, 2026	WILMINGTON
-----------
ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
T1 Energy Inc.		SINGAPORE
1211 E 4th St.		TOKYO
Austin, Texas 78702		TORONTO
409-599-5706

Re:	T1 Energy Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to T1 Energy Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling securityholder identified on Schedule 1 hereto (the “Selling Securityholder”) of up to 13,615,979 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued to Evervolt Green Energy Holding Pte, Ltd., a private company limited by shares organized under the laws of Singapore (“Evervolt”), as a portion of the consideration for the purchase by the Company of certain intellectual property and proprietary rights from Evervolt pursuant to an intellectual property purchase agreement, dated the July 28, 2026 (the “IP Purchase Agreement”), between the Company and Evervolt. The Company entered into the IP Purchase Agreement following its exercise of a call option granted to it by Evervolt under a call option letter agreement, dated July 27, 2026 (the “Call Option Agreement”), between the Company and the Evervolt.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3ASR (File No. 333-292857) of the Company relating to the Securities and other securities of the Company filed on January 21, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

T1 Energy Inc.

August 7, 2026

(b) the prospectus, dated January 21, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated August 7, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the IP Purchase Agreement;

(e) an executed copy of the Call Option Agreement;

(f) an executed copy of the Transaction Agreement, dated as of November 6, 2024 (the “Trina Agreement”), among the company and Trina Solar (Schweiz) AG;

(g) an executed copy of the Amended and Restated Cooperation Agreement, dated as of December 29, 2025 (the “Cooperation Agreement”), by and between the company and Trina Solar (Schweiz) AG;

(h) an executed copy of a certificate of Harold Callo, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i) copies of (i) the Company’s Amended and Restated Certificate of Incorporation, certified pursuant to the Secretary’s Certificate as being in effect on December 28, 2025, and (ii) the Company’s Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of August 7, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on July 20, 2026 and as of the date hereof;

(j) copies of the Company’s Third Amended and Restated Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof; and

(k) a copy of certain resolutions of the Board of Directors of the Company, adopted on December 28, 2025 and July 20, 2026, certified pursuant to the Secretary’s Certificate.

T1 Energy Inc.

August 7, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. We have also assumed that the Company received the consideration for the Securities set forth in the Transaction Agreements (as defined herein) and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Securities and the issuance of the Securities has been registered in the Company’s share registry. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties contained in the Transaction Agreements.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, (i) “Organizational Documents” means those documents listed in paragraphs (i) and (j) above and (ii) “Transaction Agreements” means the IP Purchase Agreement and the Call Option Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and are validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Securities did not (i) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the DGCL) or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, the Transaction Agreements or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments);

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations; and

T1 Energy Inc.

August 7, 2026

(c) we call to your attention that the Trina Agreement, Cooperation Agreement and Transaction Agreements are expressed to be governed by laws other than those with respect to which we express our opinion (“Non-Opined on Laws”) and the opinions expressed herein are based solely upon our understanding of the language contained in such Trina Agreement, Cooperation Agreement and Transaction Agreements under the laws of the State of New York and we have not considered any substantive provisions of such Non-Opined on Laws that may be incorporated by reference therein or supplied by such laws. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices).

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T1 Energy Inc.

August 7, 2026

Schedule I

Selling Securityholder	Maximum Number of Securities to be Offered
Evervolt Green Energy Holding Pte, Ltd.	13,615,979 shares of Common Stock